                                Power of Attorney

I, Anthony Tamer, of 104 Paloma Drive, Coral Gables, FL 33143, hereby appoint
Jay Carvell and Alastair Merrick as my recognized representatives and true and lawful attorneys-in-fact to make, execute, sign, acknowledge and file with the
Securities and Exchange Commission (the "SEC") as necessary any documents relating to my beneficial ownership of shares of common stock of WhiteHorse
Finance, Inc. and any amendments to such documents.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to all future documents filed with the SEC relating to my beneficial ownership of shares of common stock of WhiteHorse Finance, Inc. and any amendments thereto. This Power of Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format or facsimile of this Power of Attorney may rely upon this Power of Attorney.

Signature: /s/ Anthony Tamer
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Name:      Anthony Tamer
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Date:      December 4, 2012
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